October 1, 1998



VIA HAND DELIVERY

Mr. G. Walker Box
Chairman of the Board
Pluma, Inc.
26 Broad Street
Martinsville, Virginia  24112

Dear Walker:

The purpose of this letter is to confirm the details of my serving Pluma, Inc. ("Pluma" or the "Company") in the specific capacity as Vice Chairman of the Board, effective September 29, 1998, pursuant to the Board's action and approval during its teleconference meeting of September 22, 1998.


ROLE OF VICE CHAIRMAN
---------------------

In addition to routine responsibilities of any Vice Chairman (acting in your place as needed in order to conduct Board business) my role includes three other specific responsibilities as noted below:


        (1) to assist Forrest Truitt in managing Pluma's interactions and relationships with the Company's lender group throughout the period in which there are major issues to be resolved;

        (2) to assist Forrest, Duke Ferrell and the Executive Management Team in the development of proactive action steps to improve the Company's financial position; and

        (3) to be the primary interface between Pluma and the financial consultants (PriceWaterhouseCoopers) retained by Pluma as a requirement of the waiver and extension agreements with the bank group.

                                                               Mr. G. Walker Box
                                                                 October 1, 1998
                                                                          Page 2



SCOPE AND COMPENSATION
----------------------

In fulfilling these responsibilities, I expect to devote an average of one and one-half (1 1/2) business days per week. For this commitment level, I will be paid a salary of Twelve Thousand Dollars ($12,000.00) per month, beginning October 1, 1998. In addition, I will waive the pro-rata portion of my annual retainer as a Director, effective October 1, 1998.

For attendance at regular Board meetings of either the full Board or committees of the Board, I will be paid the standard per meeting fees pursuant to Company policies in effect at the time.

I thank you for your personal support. We all know that this is any important time in the life of Pluma, Inc.


Sincerely,



Ronald A. Norelli

cc:     Forrest H. Truitt